EXHIBIT 10.2
METAL MANAGEMENT, INC.
2002 INCENTIVE STOCK PLAN
Amended and Restated as of March 14, 2007

TABLE OF CONTENTS

SECTION 1.	BACKGROUND AND PURPOSE	1

SECTION 2.	DEFINITIONS	1

2.1	Affiliate	1
2.2	Award	1
2.3	Board	1
2.4	Cause	1
2.5	Change in Control	1
2.6	Code	2
2.7	Committee	2
2.8	Company	2
2.9	Director	2
2.10	Fair Market Value	2
2.11	ISO	2
2.12	Key Person	3
2.13	1933 Act	3
2.14	1934 Act	3
2.15	Non-ISO	3
2.16	Option	3
2.17	Option Certificate	3
2.18	Option Price	3
2.19	Parent	3
2.20	Plan	3
2.21	Rule 16b-3	3
2.22	Stock	3
2.23	Stock Appreciation Right	3
2.24	Stock Appreciation Right Certificate	3
2.25	SAR Value	3
2.26	Stock Grant	3
2.27	Stock Grant Certificate	3
2.28	Subsidiary	4
2.29	Ten Percent Shareholder	4

SECTION 3.	SHARES RESERVED UNDER PLAN	4

SECTION 4.	EFFECTIVE DATE	4

SECTION 5.	COMMITTEE	5

SECTION 6.	ELIGIBILITY AND ANNUAL GRANT CAPS	5

SECTION 7.	OPTIONS	5

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7.1	Committee Action	5
7.2	$100,000 Limit	6
7.3	Option Price	6
7.4	Payment of Option Price	6
7.5	Exercise Period	6
7.6	Reload Option Grants	7

SECTION 8.	GRANTS TO DIRECTORS	7

8.1	Automatic Grants	7
8.2	Exercise of Options	8
8.3	Payment of Option Price	8

SECTION 9.	STOCK APPRECIATION RIGHTS	8

9.1	Committee Action	8
9.2	Terms and Conditions	8

SECTION 10.	STOCK GRANTS	9

10.1	Committee Action	9
10.2	Conditions	10
10.3	Dividends and Voting Rights	10
10.4	Satisfaction of Forfeiture Conditions	10

SECTION 11.	NON-TRANSFERABILITY	11

SECTION 12.	SECURITIES REGISTRATION	11

SECTION 13.	LIFE OF PLAN	11

SECTION 14.	ADJUSTMENT	12

14.1	Capital Structure	12
14.2	Mergers	12
14.3	Fractional Shares	12

SECTION 15.	CHANGE IN CONTROL	13

SECTION 16.	AMENDMENT OR TERMINATION	13

SECTION 17.	MISCELLANEOUS	14

17.1	Performance Goals	14
17.2	Shareholder Rights	14
17.3	No Contract of Employment	14
17.4	Withholding	14
17.5	Construction	14
17.6	Other Conditions	15
17.7	Loans	15

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SECTION 1.
BACKGROUND AND PURPOSE
The purpose of this Plan is to provide for the grant of Options, Stock Appreciation Rights and Stock to Key Persons and to provide for the grant of Options to Directors in order to (1) attract and retain Key Persons and Directors, (2) provide an additional incentive to each Key Person or Director to work to increase the value of Stock and promote the success of the business of the Company, and (3) provide each Key Person or Director with a stake in the future of the Company that corresponds to the stake of each of the Company’s stockholders.
SECTION 2.
DEFINITIONS
     2.1 Affiliate — means any organization (other than a Subsidiary) that would be treated as under common control with the Company under § 414(c) of the Code if “50 percent” were substituted for “80 percent” in the income tax regulations under § 414(c) of the Code.
     2.2 Award — means an Option, a Stock Appreciation Right or a Stock Grant or any combination of Options, Stock Appreciation Rights and Stock Grants.
     2.3 Board — means the Board of Directors of the Company.
     2.4 Cause — means the definition of such term in the applicable employment or consulting agreement, if any, or Option Certificate at the time a determination with respect to “Cause” is made or, in the absence of such an applicable definition, “Cause” means (1) the Key Person is convicted of, pleads guilty to, or confesses to any felony or any act of fraud, misappropriation or embezzlement that affects the Company or a Subsidiary or Affiliate, as determined by the Committee; (2) the Key Person engages in a fraudulent act that damages or prejudices the Company or any Subsidiary or Affiliate or engages in conduct or activities damaging to the property, business or reputation of the Company or any Subsidiary or Affiliate, all as determined by the Committee; (3) any act or omission by the Key Person involving malfeasance or negligence in the performance of the Key Person’s duties and responsibilities as set forth in any employment or consulting agreement between the Key Person and the Company or any Subsidiary or Affiliate to the detriment of the Company or any Subsidiary or Affiliate, as determined by the Committee; or (4) a failure by the Key Person to comply in any material respect with the terms of any employment or consulting agreement between the Key Person and the Company or any Subsidiary or Affiliate or any written policies or directives of the Company or any Subsidiary or Affiliate which failure has not been corrected by the Key Person within 15 days after written notice from the Committee of such failure.
     2.5 Change in Control — means a “change in control” of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the 1934 Act as in effect at the time of such “change in control,” provided that such a change in control shall be deemed to have occurred at such time as (1) any “person”

(as that term is used in Sections 13(d) and 14(d)(2) of the 1934 Act) becomes after the effective date of this Plan the beneficial owner (as defined in Rule 13d-3 under the 1934 Act) directly or indirectly of securities representing 45% or more of the combined voting power for election of directors of the then outstanding securities of the Company or any successor to the Company, (2) during any period of two consecutive years or less, individuals who at the beginning of such period constitute the Board cease, for any reason, to constitute at least a majority of the Board, unless the election or nomination for election of each person who was not a director at the beginning of such period was approved by vote of at least two-thirds of the directors then in office who were directors at the beginning of such period or who were directors previously so approved, (3) there is a dissolution or liquidation of the Company or any sale or disposition of 50% or more of the assets or business of the Company, or (4) there is a reorganization, merger, consolidation or share exchange (other than a reorganization, merger, consolidation, or share exchange with a wholly-owned subsidiary of the Company) of the Company unless (A) the persons who were the beneficial owners of the outstanding shares of the common stock of the Company immediately before the consummation of such transaction beneficially own more than 50% of the outstanding shares of the common stock of the successor or survivor corporation in such transaction immediately following the consummation of such transaction and (B) the shares of the common stock of such successor or survivor corporation beneficially owned by the persons described in Section 2.5(4)(A) immediately following the consummation of such transaction are beneficially owned by each such person in substantially the same proportion that each such person had beneficially owned shares of Company common stock immediately before the consummation of such transaction.
     2.6 Code — means the Internal Revenue Code of 1986, as amended.
     2.7 Committee — means a committee of the Board appointed to administer this Plan that shall have at least two members, each of whom shall be appointed by and shall serve at the pleasure of the Board and shall come within the definition of a “non-employee director” under Rule 16b-3 and an “outside director” under § 162(m) of the Code.
     2.8 Company — means Metal Management, Inc. and any successor to Metal Management, Inc.
     2.9 Director — means any member of the Board who is not an employee of the Company, a Parent, a Subsidiary or an affiliate (as such term is defined in Rule 405 of the 1933 Act) of the Company.
     2.10 Fair Market Value — means for any date (1) the last sales price on any business day for a share of Stock as reported by The Wall Street Journal or such other reputable reporting service selected by the Committee or, if no such price is so reported, (2) the price that the Committee acting in good faith determines through any reasonable valuation method that a share of Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts.
     2.11 ISO — means an option granted under Section 7 to purchase Stock that is intended to satisfy the requirements of § 422 of the Code.

     2.12 Key Person — means an employee or consultant of the Company or any Parent, Subsidiary or Affiliate designated by the Committee who, in the judgment of the Committee acting in its absolute discretion, is key directly or indirectly to the success of the Company.
     2.13 1933 Act — means the Securities Act of 1933, as amended.
     2.14 1934 Act — means the Securities Exchange Act of 1934, as amended.
     2.15 Non-ISO — means an option granted under Section 7 or Section 8 to purchase Stock that (1) by its terms provides that it will not be treated as an incentive stock option under § 422 of the Code or (2) fails in operation or by its terms to satisfy the requirements of § 422 of the Code.
     2.16 Option — means an ISO or a Non-ISO.
     2.17 Option Certificate — means the document that sets forth the terms and conditions of an Option (and, if so provided, a Stock Appreciation Right granted in connection with an Option).
     2.18 Option Price — means the price that shall be paid to purchase one share of Stock upon the exercise of an Option.
     2.19 Parent — means any corporation that is a parent corporation (within the meaning of § 424(e) of the Code) of the Company.
     2.20 Plan — means this Metal Management, Inc. 2002 Incentive Stock Plan as effective as of the date adopted by the Board in 2002 and as amended from time to time thereafter.
     2.21 Rule 16b-3 — means the exemption under Rule 16b-3 to Section 16(b) of the 1934 Act or any successor to such rule.
     2.22 Stock — means the $.01 par value common stock of the Company.
     2.23 Stock Appreciation Right — means a right granted under Section 9 to receive the appreciation in a share of Stock.
     2.24 Stock Appreciation Right Certificate — means the document that sets forth the terms and conditions of a Stock Appreciation Right that is not granted as part of an Option.
     2.25 SAR Value — means the value assigned by the Committee to a share of Stock in connection with the grant of a Stock Appreciation Right.
     2.26 Stock Grant — means Stock granted under Section 10.
     2.27 Stock Grant Certificate — means the document that sets forth the terms and conditions of a Stock Grant.
     2.28 Subsidiary — means a corporation that is a subsidiary corporation (within the meaning of § 424(f) of the Code) of the Company.
     2.29 Ten Percent Shareholder — means a person who owns (after taking into account the attribution rules of § 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of either the Company, a Subsidiary or Parent.
SECTION 3.
SHARES RESERVED UNDER PLAN
Subject to Section 14, there shall be 4,000,000 shares of Stock reserved for issuance under this Plan. Such shares of Stock shall be reserved to the extent that the Company deems appropriate from authorized but unissued shares of Stock and from shares of Stock that have been reacquired by the Company. Any shares of Stock subject to an Option or Stock Grant that remain unissued after the cancellation, expiration or exchange of such Option or Stock Grant or that are forfeited after issuance thereafter shall again become available for issuance under this Plan. The shares of Stock reserved for issuance under this Plan shall be reduced to the extent that shares are issued as payment under Section 9.3 upon the exercise of a Stock Appreciation Right, but Stock Appreciation Rights otherwise shall not reduce the number of shares available for issuance under this Plan. Any shares of Stock that would be transferred pursuant to the Plan but that are used to satisfy a withholding obligation shall be treated as transferred under this Plan and shall not again become available for grants under this Plan.
SECTION 4.
EFFECTIVE DATE
The effective date of this Plan shall be the date of its adoption by the Board, provided the shareholders of the Company (acting at a duly called meeting of such shareholders) approve such adoption within twelve months of such effective date. Any ISO granted before such shareholder approval automatically shall be granted subject to such approval.

SECTION 5.
COMMITTEE
This Plan shall be administered by the Committee. If there is no Committee (for example, because the Board has not appointed a Committee or the members of the appointed committee do not satisfy the requirements of § 2.7), the Board shall administer the Plan (and any reference in the Plan to the Committee shall mean a reference to the Board). The Committee acting in its absolute discretion shall exercise such powers and take such action as expressly called for under this Plan and, further, the Committee shall have the power to interpret this Plan and (subject to § 15 and § 16 and Rule 16b-3) to take such other action in the administration and operation of this Plan as the Committee deems equitable under the circumstances, which action shall be binding on the Company, on each affected Key Person or Director and on each other person directly or indirectly affected by such action. The Committee, in its discretion, may delegate to one or more of its members or one or more officers of the Company the right to grant Awards to Key Persons who are not officers of the Company. In addition, the Committee may authorize any of its members or any officer of the Company to execute and deliver documents on behalf of the Committee.
SECTION 6.
ELIGIBILITY AND ANNUAL GRANT CAPS
Only Key Persons who are employed by the Company or a Subsidiary or Parent shall be eligible for the grant of ISOs under this Plan. All Key Persons shall be eligible for the grant of Non-ISOs, Stock Appreciation Rights and Stock Grants. No Key Person, however, shall be granted in any calendar year Options, Stock Appreciation Rights, or Stock Grants that individually or in the aggregate are based on more than 1,000,000 shares of Stock. Directors shall be eligible for the grant of Non-ISOs in accordance with the provisions of Section 8.
SECTION 7.
OPTIONS
     7.1 Committee Action. The Committee acting in its absolute discretion shall have the right to grant Options to Key Persons from time to time. The Committee shall have the right to grant new Options in exchange for the cancellation of outstanding Options that have a higher or lower Option Price than the new Options. Each grant of an Option shall be evidenced by an Option Certificate, and each Option Certificate shall set forth whether the Option is an ISO or a Non-ISO and such other terms and conditions as the Committee acting in its absolute discretion deems consistent with the terms of this Plan. If the Committee grants an ISO and a Non-ISO to a Key Person on the same date, the right of the Key Person to exercise the ISO shall not be conditioned on his or her failure to exercise the Non-ISO. The Committee, in its sole discretion, at any time may accelerate the vesting of an Option or waive any conditions or restrictions relating to the Option or the shares of Stock covered thereby.

     7.2 $100,000 Limit. No Option shall be treated as an ISO to the extent that the aggregate Fair Market Value of the Stock subject to the Option that would first become exercisable in any calendar year exceeds $100,000. Any such excess instead automatically shall be treated as a Non-ISO. The Committee shall interpret and administer the ISO limitation set forth in this Section 7.2 in accordance with § 422(d) of the Code, and the Committee shall treat this Section 7.2 as in effect only for those periods for which § 422(d) of the Code is in effect.
     7.3 Option Price. The Option Price for an ISO shall be no less than the Fair Market Value of a share of Stock on the date the Option is granted; provided, however, if an ISO is granted to a Key Person who is a Ten Percent Shareholder, the Option Price of such ISO shall be no less than 110% of the Fair Market Value of a share of Stock on the date such ISO is granted. The Option Price for a Non-ISO may be equal to, greater than or less than the Fair Market Value of a share of Stock on the date the Option is granted.
     7.4 Payment of Option Price. The Option Price shall be payable in full upon the exercise of any Option or the Key Person shall have entered into an agreement with the Company and a broker acceptable to the Committee to the effect that the Company will transfer the shares to the brokerage account of the Key Person and the broker will transfer the Option Price to the Company on that same date. At the discretion of the Committee, an Option Certificate may provide for the payment of the Option Price either in cash, by check or in Stock that has been held by the optionee for at least six months, or in any combination of cash, check and such Stock, or by such other means as the Committee determines appropriate at the time of grant of the Option. Any payment made in Stock shall be treated as equal to the Fair Market Value of such Stock on the date the Key Person causes such Stock to be transferred to the account of the Company.
     7.5 Exercise Period. Each Option granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Option Certificate, but no Option Certificate shall make an Option exercisable on or after the earlier of
(1) the date that is the fifth anniversary of the date the Option is granted, if the Option is an ISO and the Key Person is a Ten Percent Shareholder on the date the Option is granted, or
(2) the date that is the tenth anniversary of the date the Option is granted, if the Option is (a) a Non-ISO or (b) an ISO that is granted to a Key Person who is not a Ten Percent Shareholder on the date the Option is granted.
An Option Certificate may provide for the exercise of an Option after the employment or service of a Key Person has terminated for any reason whatsoever, and unless an Option Certificate provides otherwise, an Option granted to a Key Person may be exercised by the Key Person (to the extent exercisable) during the period that the Key Person remains an employee or consultant of the Company or any Parent, Subsidiary or Affiliate and for a period of three months (one year for a Non-ISO in the case of retirement on or after the age of 65) after the Key Person’s employment or service as a consultant terminates other than as a result of death, total and permanent disability (as determined by the Committee), or Cause; provided that in no event shall the Option be exercisable more than ten years (five years in the case of an ISO granted to a Ten Percent Shareholder) after the grant date. Unless an Option Certificate provides otherwise, if the Key Person’s employment or service as a consultant terminates as a result of death or total and permanent disability (as determined by the Committee), the Option will vest immediately and may be exercised thereafter for a period of one year if an ISO or two years if a Non-ISO after the Key Person’s employment or service as a consultant terminates by the executor or administrator of the Key Person’s estate or by the person or persons to whom the Key Person’s rights under the Option pass by the Key Person’s will or the laws of descent and distribution; provided that in no event shall the Option be exercisable more than ten years (five years in the case of an ISO granted to a Ten Percent Shareholder) after the grant date. Unless an Option Certificate provides otherwise, if the Key Person is terminated for Cause, the Option will expire immediately and automatically at the time of such termination.
     7.6 Reload Option Grants. An Option Certificate may provide for the automatic grant of additional Options as of each date that a Key Person exercises the original Option if the Key Person in connection with such exercise uses (in accordance with Section 7.4) Stock to pay all or a part of the Option Price or uses Stock to satisfy all or a part of any related tax withholding requirement. As for each such additional Option,
(1) the number of shares of Stock subject to the additional Option shall be no more than the number of shares of Stock used to pay the related Option Price or to satisfy the related withholding requirement,
(2) the Option Price shall be no less than the Fair Market Value of a share of Stock on the date of the grant of the reload Option,
(3) the additional Option shall expire no later than the expiration date for the original Option, and
(4) the additional Option shall be subject to such other terms and conditions as the Committee deems appropriate under the circumstances.
SECTION 8.
GRANTS TO DIRECTORS
     8.1 Automatic Grants. Each Director who is a member of the Board as of the first day of each fiscal year of the Company, commencing with the fiscal year ending March 31, 2008, automatically shall be granted (without any action on the part of the Committee) on such date a non-ISO to purchase 30,000 shares of Stock at an Option Price equal to the Fair Market Value of a share of Stock on the date of such grant. If a Director commences service on the Board after the first business day of a fiscal year, the Director automatically shall be granted (without any action on the part of the Committee) on the date the Director commences service on the Board, a Non-ISO to purchase a number of shares of Stock determined by multiplying 30,000 by a fraction the numerator of which is the number of full and partial months remaining in such fiscal year and the denominator of which is 12, at an Option Price equal to the Fair Market Value of a share of Stock on the date of such grant. Each Option granted to a Director under this Section 8 shall be evidenced by an Option Certificate that sets forth the terms and conditions set forth in this Section 8.
     8.2 Exercise of Options. The shares of Stock subject to an Option granted to a Director shall become exercisable on the last day of the fiscal year of the Company during which such Option was granted, so long as the Director remains on the Board through that date. The right to purchase shares of Stock subject to an Option that has become exercisable shall be cumulative during the term of the Option. The Option may be exercised by the Director (to the extent exercisable) during the period that the Director remains on the Board and for a period of three months after the Director ceases to serve as a member of the Board other than as a result of death or disability (as determined by the Board); provided that in no event shall the Option be exercisable more than ten years after the grant date. If the Director ceases to serve as a member of the Board as a result of death or disability (as determined by the Board), the Option may be exercised thereafter (to the extent exercisable) for a period of twelve months after the Director ceases to serve as a member of the Board by the executor or administrator of the Director’s estate or by the person or persons to whom the Director’s rights under the Option pass by the Director’s will or the laws of descent and distribution; provided that in no event shall the Option be exercisable more than ten years after the grant date.
     8.3 Payment of Option Price. No shares of Stock shall be issued upon exercise of an Option by a Director until the Company has received full payment of the Option Price or the Director has entered into an agreement with the Company and a broker acceptable to the Committee to the effect that the Company will transfer the shares to the brokerage account of the Director and the broker will transfer the Option Price to the Company on that same date. The Option Price may be paid either in cash, by check or in Stock that has been held by the Director for at least six months, or in any combination of cash, check and such Stock. Any payment made in Stock shall be treated as equal to the Fair Market Value of such Stock on the date the Director causes such Stock to be transferred to the account of the Company.
SECTION 9.
STOCK APPRECIATION RIGHTS
     9.1 Committee Action. The Committee acting in its absolute discretion may grant Stock Appreciation Rights to Key Persons from time to time, and each Stock Appreciation Right grant shall be evidenced by a Stock Appreciation Right Certificate or, if such Stock Appreciation Right is granted as part of an Option, shall be evidenced by the Option Certificate for the related Option.
     9.2 Terms and Conditions.
          (a) Stock Appreciation Right Certificate. Each Stock Appreciation Right

Certificate shall set forth the number of shares of Stock on which the Key Person’s right to appreciation shall be based and the SAR Value of each share of Stock. Such SAR Value shall be no less than the Fair Market Value of a share of Stock on the date that the Stock Appreciation Right is granted. The Stock Appreciation Right Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances, but no Stock Appreciation Right Certificate shall make a Stock Appreciation Right exercisable on or after the date that is the tenth anniversary of the date such Stock Appreciation Right is granted.
          (b) Option Certificate. If a Stock Appreciation Right is evidenced by an Option Certificate, the number of shares of Stock subject to the Stock Appreciation Right shall be based shall be the same as the number of shares of Stock subject to the related Option, and the SAR Value for each such share of Stock shall be no less than the Option Price under the related Option. Each such Option Certificate shall provide that the exercise of the Stock Appreciation Right with respect to any share of Stock shall cancel the Key Person’s right to exercise his or her Option with respect to such share and, conversely, that the exercise of the Option with respect to any share of Stock shall cancel the Key Person’s right to exercise his or her Stock Appreciation Right with respect to such share. A Stock Appreciation Right that is granted as part of an Option shall be exercisable only while the related Option is exercisable. The Option Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances.
          (c) Exercise. A Stock Appreciation Right shall be exercisable only when the Fair Market Value of a share of Stock on which the right to appreciation is based exceeds the SAR Value for such share. A Key Person upon the exercise of his or her Stock Appreciation Right shall receive a payment from the Company in cash or in Stock, or in a combination of cash and Stock, equal to the excess of the Fair Market Value of the shares of Stock to which the exercise relates over the SAR Value for such shares. If payment is made in whole or in part in Stock, the number of shares of Stock paid shall be based on the Fair Market Value of a share on the date the Stock Appreciation Right is exercised. The Committee acting in its absolute discretion shall have the right to determine the form of payment under this Section 9.3.
SECTION 10.
STOCK GRANTS
     10.1 Committee Action. The Committee acting in its absolute discretion may make Stock Grants to Key Persons, including, but not limited to, restricted stock grants. Each Stock Grant shall be evidenced by a Stock Grant Certificate, and each Stock Grant Certificate shall set forth the conditions, if any, under which Stock will be issued under the Stock Grant and the conditions under which the Key Person’s interest in any Stock that has been issued will become non-forfeitable. The Committee, in its sole discretion, may at the time a Stock Grant is made or at any time thereafter provide for the deemed satisfaction of the conditions to which the Stock Grant is subject and the early vesting of the Stock Grant.

     10.2 Conditions.
          (a) Conditions to Issuance of Stock. The Committee acting in its absolute discretion may make the issuance of Stock under a Stock Grant subject to the satisfaction of one, or more than one, condition that the Committee deems appropriate under the circumstances for Key Persons generally or for a Key Person in particular, and the related Stock Grant Certificate shall set forth each such condition and the deadline for satisfying each such condition. Stock subject to a Stock Grant shall be issued in the name of a Key Person only after each such condition, if any, has been timely satisfied, and any Stock that is so issued shall be held by the Company pending the satisfaction of the forfeiture conditions, if any, under Section 10.2(b) for the related Stock Grant.
          (b) Forfeiture Conditions. The Committee acting in its absolute discretion may make Stock issued in the name of a Key Person subject to one, or more than one, objective employment, performance or other forfeiture condition (including a performance goal specified in Section 17.1) that the Committee acting in its absolute discretion deems appropriate under the circumstances for Key Persons generally or for a Key Person in particular, and the related Stock Grant Certificate shall set forth each such forfeiture condition, if any, and the deadline, if any, for satisfying each such forfeiture condition. A Key Person’s non-forfeitable interest in the shares of Stock underlying a Stock Grant shall depend on the extent to which he or she timely satisfies each such condition. Each share of Stock underlying a Stock Grant shall be unavailable under § 3 after such grant is effective unless such share thereafter is forfeited as a result of a failure to timely satisfy a forfeiture condition, in which event such share of Stock shall again become available under Section 3 as of the date of such forfeiture.
     10.3 Dividends and Voting Rights. Unless the Stock Grant Certificate provides otherwise, if a cash dividend is paid on a share of Stock after such Stock has been issued under a Stock Grant but before the first date that a Key Person’s interest in such Stock (1) is forfeited completely or (2) becomes completely non-forfeitable, the Company shall pay such cash dividend directly to such Key Person. If a Stock dividend is paid on such a share of Stock during such period, such Stock dividend shall be treated as part of the related Stock Grant, and a Key Person’s interest in such Stock dividend shall be forfeited or shall become non-forfeitable at the same time as the Stock with respect to which the Stock dividend was paid is forfeited or becomes non-forfeitable. The disposition of each other form of dividend that is declared on such a share of Stock during such period shall be made in accordance with such rules as the Committee shall adopt with respect to each such dividend. A Key Person also shall have the right to vote the Stock issued under his or her Stock Grant during such period.
     10.4 Satisfaction of Forfeiture Conditions. A share of Stock shall cease to be subject to a Stock Grant at such time as a Key Person’s interest in such Stock becomes non-forfeitable under this Plan, and the certificate representing such share shall be transferred to, or registered in the name of, the Key Person as soon as practicable thereafter.

SECTION 11.
NON-TRANSFERABILITY
No Award shall (absent the Committee’s consent) be transferable by a Key Person or a Director other than by will or by the laws of descent and distribution, and any Award shall (absent the Committee’s consent) be exercisable during a Key Person’s or Director’s lifetime only by the Key Person or Director. Notwithstanding the foregoing, an Award (other than an ISO) may permit the transfer of the Award by the Key Person or Director pursuant to a qualified domestic relations order (as defined in Code Section 414(p)), provided the transfer of such Award would not adversely affect the qualification of such Award or the underlying shares of Stock for registration on a Registration Statement on Form S-8. The person or persons to whom an Award is transferred by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order (or with the Committee’s consent) thereafter shall be treated as the Key Person or Director.
SECTION 12.
SECURITIES REGISTRATION
As a condition to the receipt of shares of Stock under this Plan, the Key Person or Director shall, if so requested by the Company, agree to hold such shares of Stock for investment and not with a view of resale or distribution to the public and, if so requested by the Company, shall deliver to the Company a written statement satisfactory to the Company to that effect. Furthermore, if so requested by the Company, the Key Person or Director shall make a written representation to the Company that he or she will not sell or offer for sale any of such Stock unless a registration statement shall be in effect with respect to such Stock under the 1933 Act and any applicable state securities law or he or she shall have furnished to the Company an opinion in form and substance satisfactory to the Company of legal counsel satisfactory to the Company that such registration is not required. Certificates representing the Stock transferred upon the exercise of an Option or Stock Appreciation Right or upon the lapse of the forfeiture conditions, if any, on any Stock Grant may at the discretion of the Company bear a legend to the effect that such Stock has not been registered under the 1933 Act or any applicable state securities law and that such Stock cannot be sold or offered for sale in the absence of an effective registration statement as to such Stock under the 1933 Act and any applicable state securities law or an opinion in form and substance satisfactory to the Company of legal counsel satisfactory to the Company that such registration is not required.
SECTION 13.
LIFE OF PLAN
No Award shall be granted under this Plan on or after the earlier of
     (1) the tenth anniversary of the effective date of this Plan (as determined under Section 4), in which event this Plan otherwise thereafter shall continue in effect until all outstanding Options and Stock Appreciation Rights have been exercised in full or no longer are exercisable and all Stock issued under any Stock Grants under this Plan has been forfeited or has become non-forfeitable, or
     (2) the date on which all of the Stock reserved under Section 3 has (as a result of the exercise of Options or Stock Appreciation Rights or the satisfaction of the forfeiture conditions, if any, on Stock Grants) been issued or no longer is available for use under this Plan, in which event this Plan also shall terminate on such date.
SECTION 14.
ADJUSTMENT
     14.1 Capital Structure. The number, kind or class (or any combination thereof) of shares of Stock reserved under Section 3, the annual grant caps described in Section 6, the annual Director grants described in Section 8, the number, kind or class (or any combination thereof) of shares of Stock subject to an Award, and the Option Price or SAR Value of an Award shall be adjusted by the Committee in an equitable manner to reflect any change in the capitalization of the Company, including, but not limited to, such changes as stock dividends or stock splits, effected without receipt of consideration by the Company.
     14.2 Mergers. The Committee as part of any corporate transaction described in § 424(a) of the Code shall have the right to adjust (in any manner that the Committee in its discretion deems consistent with § 424(a) of the Code) the number, kind or class (or any combination thereof) of shares of Stock reserved under Section 3, the annual grant caps described in Section 6, and the annual Director grants described in Section 8. The Committee as part of any corporate transaction described in § 424(a) of the Code also shall have the right to adjust (in any manner that the Committee in its discretion deems consistent with § 424(a) of the Code) the number, kind or class (or any combination thereof) of shares of Stock subject to an Award, the Option Price or SAR Value of an Award, and any grant and forfeiture conditions of an Award. Furthermore, the Committee shall have the right (in any manner that the Committee in its discretion deems consistent with § 424(a) of the Code and without regard to the annual grant caps described in Section 6) to make any Award to effect the assumption of, or the substitution for, stock grants and option and stock appreciation right grants previously made by any other entity to the extent that such corporate transaction calls for such substitution or assumption of such stock grants and stock option and stock appreciation right grants.
     14.3 Fractional Shares. If any adjustment under this Section 14 would create a fractional share of Stock or a right to acquire a fractional share of Stock, such fractional share shall be disregarded and the number of shares of Stock reserved under this Plan and the number subject to an Award shall be the next lower number of shares of Stock, rounding all fractions downward. An adjustment made under this Section 14 by the Committee shall be conclusive and binding on all affected persons.
SECTION 15.
CHANGE IN CONTROL
If there is a Change in Control, then any and all conditions to the exercise of all then outstanding Options and Stock Appreciation Rights and any and all issuance and forfeiture conditions on all then outstanding Stock Grants automatically shall be deemed satisfied in full, and the Board shall have the right to cancel such Options, Stock Appreciation Rights and Stock Grants if (1) the Company transfers to the Key Person or Director shares of Stock, the number of which shall be determined by the Company by dividing the excess of (a) the fair market value of the number of shares which remain subject to the exercise of such Option or SAR over the total Option Price or SAR Value (as the case may be) for such shares by (b) the fair market value of a share of Stock on such date, which number shall be rounded down to the nearest whole number, or (2) the Company transfers to the Key Person or Director the same consideration which the Key Person or Director otherwise would receive as a shareholder of the Company in connection with such Change in Control if the Key Person or Director held the number of shares of Stock which would have been transferable to him or to her under (1) above if such number had been determined immediately before such Change in Control.
SECTION 16.
AMENDMENT OR TERMINATION
This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, (1) no amendment (including an amendment to increase the number of shares of Stock available for issuance of ISOs) shall be made absent the approval of the shareholders of the Company to the extent such approval is required under applicable law and (2) no amendment shall adversely affect any rights under an Award previously made unless the Key Person or Director consents in writing. The Board also may suspend granting Awards at any time and may terminate this Plan at any time; provided, however, the Board or the Committee shall not have the right unilaterally to modify, amend or cancel any Award granted before such suspension or termination unless (x) the modification or amendment does not adversely affect any rights under the Award, (y) the Key Person or Director consents in writing to such modification, amendment or cancellation, or (z) there is a transaction described in Section 14 or Section 15 (in which case the Committee may act as provided in such Sections).

SECTION 17.
MISCELLANEOUS
     17.1 Performance Goals. As a condition to the grant of an Award, or the issuance of shares subject to an Award, the Committee may prescribe corporate, divisional and/or individual performance goals applicable to all or any portion of the shares subject to the Award. Performance goals may be based on achieving a certain level of revenue, earnings, earnings per share, net income, return on equity, return on capital, return on assets, total shareholder return, return on sales or cash flow, or any combination thereof, of the Company or the Company and its Subsidiaries and Affiliates, or any division thereof, or on the extent of changes in such criteria.
     17.2 Shareholder Rights. No Key Person or Director shall have any rights as a shareholder of the Company as a result of the grant of an Option or a Stock Appreciation Right pending the actual delivery of the Stock subject to such Award to such Key Person or Director. Subject to Section 10.3, a Key Person’s rights as a shareholder in the shares of Stock underlying a Stock Grant that is effective shall be set forth in the related Stock Grant Certificate.
     17.3 No Contract of Employment. The grant of an Option or a Stock Appreciation Right or a Stock Grant to a Key Person under this Plan shall not constitute a contract of employment and shall not confer on a Key Person any rights upon his or her termination of employment or service in addition to those rights, if any, expressly set forth in the related Option Certificate, Stock Appreciation Right Certificate or Stock Grant Certificate.
     17.4 Withholding. Each Award shall be made subject to the condition that the Key Person or Director consents to whatever action the Committee directs to satisfy the minimum statutory federal and state tax withholding requirements, if any, that the Committee in its discretion deems applicable to the exercise of the Option, or, in the case of a Key Person, Stock Appreciation Right, or the satisfaction of any forfeiture conditions with respect to Stock subject to a Stock Grant issued in the name of a Key Person, including requiring the Key Person or Director to remit to the Company in cash the required withholding amount. The Committee also shall have the right to provide in an Option Certificate, Stock Appreciation Right Certificate or Stock Grant Certificate that a Key Person or Director may elect to satisfy such minimum statutory federal and state tax withholding requirements through a reduction in the cash or the number of shares of Stock actually transferred to him or to her under this Plan. No withholding shall be effected under this Plan that exceeds the minimum statutory federal and state withholding requirements. The Committee acting in its absolute discretion shall have the power to authorize and direct the Company to pay a cash bonus (or to provide in the terms of an Award for the Company to make such payment) to a Key Person or Director to pay all, or any portion of, his or her federal, state and local income tax liability that the Committee deems attributable to his or her Award and, further, to pay any such tax liability attributable to such cash bonus.
     17.5 Construction. All references to sections are to sections of this Plan unless otherwise indicated. This Plan shall be construed under the laws of the State of Delaware. Finally, each term set forth in Section 2 shall have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular.
     17.6 Other Conditions. Each Option Certificate, Stock Appreciation Right Certificate or Stock Grant Certificate may require that a Key Person (as a condition to the exercise of an Option or a Stock Appreciation Right or the issuance of Stock subject to a Stock Grant) or Director (as a condition to the exercise of an Option) enter into any agreement or make such representations prepared by the Company, including (without limitation) any agreement that restricts the transfer of Stock acquired pursuant to the exercise of an Option or a Stock Appreciation Right or a Stock Grant or provides for the repurchase of such Stock by the Company.
     17.7 Loans. If approved by the Committee, the Company may lend money to, or guarantee loans made by a third party to, any Key Person or Director to finance all or a part of the exercise of any Option granted under this Plan, or, in the case of a Key Person, the purchase of any Stock subject to a Stock Grant under this Plan, and the exercise of an Option or the purchase of any such Stock with the proceeds of any such loan shall be treated as an exercise or purchase for cash under this Plan.